SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20509

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act

December 8, 2010

Date of Report

(Date of Earliest Event Reported)

JAVA EXPRESS, INC.

 (Exact Name of Registrant as Specified in its Charter)

NEVADA	000-50547	88-0515333
(State or other jurisdiction of incorporation(	(Commission File No.)	(IRS Employer I.D. No.)

4626 North 300 West, Suite 365

Provo, Utah 84604

(Address of Principal Executive Offices)

801-691-5955

Registrant's Telephone Number

N/A

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective as of December 8, 2010, the Company filed with the Secretary of State of the State of Nevada Amended and Restated Articles of Incorporation amending and restating the Company’s Articles of Incorporation, a copy of which is attached hereto and incorporated herein by reference.  See Item 9.01.

Effective as of December 8, 2010, the Company amended its Bylaws, a copy of which is attached hereto and incorporated herein by reference.  See Item 9.01.

For additional information on the Amended and Restated Articles of Incorporation and the amended Bylaws, see the Company’s Definitive Information Statement filed with the Securities and Exchange Commission on October 18, 2010; however, please note that the authorized capital set forth in the Definitive Information Statement at 70,000,000 shares comprised of 60,000,000 shares of common stock and 10,000,000 shares of preferred stock, was a typographical error.  The correct authorized capital that was retained was 60,000,000 shares comprised of 50,000,000 shares of common stock and 10,000,000 shares of preferred stock.  These amounts are reflected in the Company’s Amended and Restated Articles of Incorporation as filed with the Secretary of State of the State of Nevada.  See Item 9.01.

Item 9.01  Financial Statements and Exhibits.

Exhibit No.

Description

3.1

Amended and Restated Articles of Incorporation

3.2

Bylaws

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

JAVA EXPRESS, INC., a Nevada

corporation

Date:  December 8, 2010

/s/ Mark Burdge

Mark Burdge, President